UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2012

Cliffs Natural Resources Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-08944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2012, at the 2012 Annual Meeting of Shareholders of Cliffs Natural Resources Inc. (the “Company”), the shareholders of the Company approved the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan (the “2012 Incentive Equity Plan”). The 2012 Incentive Equity Plan authorizes, subject to adjustment, up to 6,000,000 of the Company’s common shares to be issued pursuant to stock option, stock appreciation right, restricted share, restricted share unit, deferred share, performance share or performance unit awards granted under the 2012 Incentive Equity Plan. Officers and key employees of the Company and its subsidiaries, as selected by the Compensation and Organization Committee of the Board of Directors of the Company, are eligible for awards under the 2012 Incentive Equity Plan. Certain awards may be granted under the 2012 Incentive Equity Plan subject to the attainment of performance objectives consisting of the following: net earnings or net income; operating earnings or operating income; pretax earnings; earnings per share; share price, including growth measures and total shareholder return; earnings before interest and/or taxes; earnings before interest, taxes, depreciation and/or amortization; sales or revenues, whether in general, by type of product or service, or by type of customer, or by growth; production or sales volume, whether in general, by type of product or service, or by type of customer; gross or operating margins, or gross or operating margin growth; return measures, including pre-tax or after-tax, before or after depreciation and amortization, return on assets, capital, investment, equity, sales or revenue; working capital; residual economic profit, economic profit or economic value added; cash flow, including operating cash flow, free cash flow, total cash flow, cash flow return on equity and cash flow return on investment; productivity ratios; expense or cost control, including production or sales cost per unit of volume; market share; financial ratios as provided in credit agreements of the Company and its affiliates; working capital targets, including net working capital, inventory, accounts payable, and accounts receivable measured in absolute terms or as turnover metrics (e.g., relative to sales or cost of goods sold, including number of days); completion of acquisitions of business or companies; completion of divestitures and asset sales; strategic partnering; geographic expansion goals; safety performance; management of employee practices and employee benefits; research and development and product development; customer or employee satisfaction; and any combination of any of the foregoing business criteria.

The description of the 2012 Incentive Equity Plan contained herein is qualified in its entirety by reference to the complete terms and conditions of the 2012 Incentive Equity Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Because the shareholders of the Company approved the 2012 Incentive Equity Plan, the Amended and Restated Cliffs 2007 Incentive Equity Plan, as amended, was terminated effective as of May 8, 2012, with the effect that no new awards would be granted under such plan, but any outstanding awards would continue in full force and effect in accordance with such plan until they were paid out. The Second Amendment to the Amended and Restated Cliffs 2007 Incentive Equity Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On May 8, 2012, the shareholders of the Company also approved the Cliffs Natural Resources Inc. 2012 Executive Management Performance Incentive Plan (the “2012 EMPI Plan”). The 2012 EMPI Plan provides a competitive annual incentive compensation opportunity to certain executives of the Company and its subsidiaries based on the achievement of key corporate objectives. The 2012 EMPI Plan provides for payment of compensation to our chief executive officer and certain of our other most highly compensated employees in the form of awards that may qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code (Section 162(m) generally limits the deduction that a publicly traded company may take for compensation that it pays to such employees). The maximum annual award to any participant under the 2012 EMPI Plan is $5,000,000. Grants are only awarded by the Compensation and Organization Committee based on performance criteria set out in the 2012 EMPI Plan (which criteria are the same as those listed above for the 2012 Incentive Equity Plan) and awards are subject to negative discretion on the part of the Committee to reduce final payouts. The description of the 2012 EMPI Plan contained herein is qualified in its entirety by reference to the complete terms and conditions of the 2012 EMPI Plan, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Because the shareholders of the Company approved the 2012 EMPI Plan, the Executive Management Performance Incentive Plan, as amended, was terminated effective as of May 8, 2012, with the effect that no new awards would be granted under such plan, but any outstanding awards would continue in full force and effect in accordance with the terms and conditions of the awards and the provisions of such plan in effect immediately prior to the date of termination. The Second Amendment to the Executive Management Performance Incentive Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of the Company was held on May 8, 2012. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below:

As of March 9, 2012, there were 142,469,891 common shares outstanding and entitled to vote at the Annual Meeting, and each common share was entitled to one vote. There were present at the Annual Meeting, in person or by proxy, holders of 114,405,691 common shares representing more than a majority of the voting power and constituting a quorum.

At the meeting, the shareholders voted on the following items:

Proposal No. 1 – Election of Ten Directors

The following nominees were elected as directors by the votes indicated below for a term that will expire on the date of the 2013 annual meeting of shareholders.

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Joseph A. Carrabba	92,221,008	4,352,078	294,557	17,538,048
Susan M. Cunningham	82,663,873	13,417,247	786,523	17,538,048
Barry J. Eldridge	93,460,146	3,121,884	285,613	17,538,048
Andrés R. Gluski	95,701,197	880,837	285,609	17,538,048
Susan M. Green	94,490,289	2,090,059	287,295	17,538,048
Janice K. Henry	93,467,336	3,114,350	285,957	17,538,048
James F. Kirsch	92,819,169	3,670,308	378,166	17,538,048
Francis R. McAllister	92,332,075	3,986,536	559,032	17,538,048
Richard K. Riederer	94,400,913	1,880,023	586,707	17,538,048
Richard A. Ross	95,174,237	1,406,071	287,335	17,538,048

Proposal No. 2 – Amendment to the Company’s Regulations to allow the Board to amend the Regulations without shareholder approval to the extent permitted under Ohio law

This proposal was defeated as it did not receive an affirmative vote of more than a majority of shares outstanding as of the record date. The voting results were as follows:

FOR	62,790,546
AGAINST	33,971,108
ABSTAIN	105,989
BROKER NON-VOTES	17,538,048

Proposal No. 3 – Approval on an Advisory Basis of the Compensation of the Named Executive Officers

This proposal received an affirmative vote of more than a majority of the shares entitled to vote. The voting results were as follows:

FOR	93,917,254
AGAINST	2,558,480
ABSTAIN	391,909
BROKER NON-VOTES	17,538,048

Proposal No. 4 – Approval of 2012 Incentive Equity Plan

This proposal received an affirmative vote of more than a majority of the shares entitled to vote. The voting results were as follows:

FOR	90,343,545
AGAINST	6,124,737
ABSTAIN	399,361
BROKER NON-VOTES	17,538,048

Proposal No. 5 – Approval of 2012 EMPI Plan

This proposal received an affirmative vote of more than a majority of the shares entitled to vote. The voting results were as follows:

FOR	93,928,767
AGAINST	2,515,342
ABSTAIN	423,534
BROKER NON-VOTES	17,538,048

Proposal No. 6 – Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2012

This proposal was approved by the votes indicated below. There were no broker non-votes on this proposal.

FOR	112,717,655
AGAINST	1,534,096
ABSTAIN	153,940

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

10.1	Cliffs Natural Resources Inc. 2012 Incentive Equity Plan

10.2	Second Amendment to Amended and Restated 2007 Incentive Equity Plan effective as of May 8, 2012.

10.3	Cliffs Natural Resources Inc. 2012 Executive Management Performance Incentive Plan

10.4	Second Amendment to Executive Management Performance Incentive Plan effective May 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ Carolyn E. Cheverine
	Name:	Carolyn E. Cheverine
	Title:	General Counsel - Corporate Affairs & Secretary

Date: May 14, 2012